UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2008

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02.	Termination of a Material Definitive Agreement.

(a)	The Employment Agreement (the “Agreement”) between Dr. I. Craig Henderson and Keryx Biopharmaceuticals, Inc. (the “Company”) dated April 25, 2007, will be terminated as of April 15, 2008.

The Agreement provides that Dr. Henderson will be entitled to receive as severance a lump-sum payment equal to one year’s base salary, any earned and unpaid bonus as of April 15, 2008, and an additional year of vesting on all time-based stock options and restricted stock granted to Dr. Henderson. The Agreement has been filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 7, 2007, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
As a result of cost-cutting initiatives resulting from the recent clinical failure of Sulonex (sulodexide), on March 26, 2008, the Company notified its President, I. Craig Henderson, M.D., that it is terminating his employment with the Company, effective as of April 15, 2008. Dr. Henderson will remain in his position as a Director of the Company until the Company’s next annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: April 1, 2008
	By:	/s/ Michael S. Weiss
Michael S. Weiss
Chief Executive Officer